Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$18,351,388
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,453,925
Dividend Income	37,245
Interest Income	5,454
ETF Transaction Fees	3,150
Total Income (Loss)	$21,851,162

Expenses
General Partner Management Fees	$67,507
Professional Fees	17,511
Brokerage Commissions	6,982
Directors' Fees and insurance	2,574
NYMEX License Fee	1,688
Total Expenses	$96,262
Net Income (Loss)	$21,754,900

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/22	$113,583,010
Additions (600,000 Shares)	41,828,682
Withdrawals (150,000 Shares)	(9,563,055)
Net Income (Loss)	21,754,900

Net Asset Value End of Month	$167,603,537
Net Asset Value Per Share (2,300,000 Shares)	$72.87

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596